SUBLEASE

AGREEMENT OF SUBLEASE (the “Sublease”) dated as of the ____ day of March, 2022, between VISIONMARK, LLC, a New York limited liability company (hereinafter called “Sublandlord”) and MUNNWORKS, LLC, a New York limited liability company (hereinafter called “Subtenant”) and RANDOLPH ASSOCIATES, a New York partnership (hereinafter called “Landlord”).

W I T N E S S E T H:

WHEREAS, pursuant to an Agreement of Lease dated as of February 1, 2008, (collectively, the “Original Lease”), between Mega Vision Inc. (“Mega Vision”), as tenant thereunder, and Landlord, Mega Vision leased from Landlord premises consisting of the entire easterly half of the building known as 185-201 Randolph Street and 85-105 Gardner Street, Brooklyn, New York and the premises known as 165 Randolph Street, Brooklyn, New York; and

WHEREAS, pursuant to a Lease Extension and Modification Agreement dated as of June 30, 2015, the Original Lease was amended and extended, so that the Premises leased by Mega Vision from Landlord consisted of the entire building known as 185-201 Randolph Street and 85-105 Gardner Street, Brooklyn, New York and the premises known as 165 Randolph Street, Brooklyn, New York (the “Premises”) (collectively, the Original Lease, the Lease Extension and Modification Agreement, the Assignment and Assumption of Lease referred to below and the Guaranties referred to below are sometimes referred to in the aggregate as the “Lease”); and

WHEREAS, the obligations under the Lease were guaranteed by Michael Chiriac (“Chiriac”), under a Guaranty and a Guaranty of Alterations, both dated as of February 1, 2008 (the “Guaranties”);

WHEREAS, Mega Vision and Sublandlord were and are in material default of the Lease and, therefore, had no right to assign the Lease and, despite having no such right, pursuant to an Assignment and Assumption of Lease dated as of December 6, 2021, Mega Vision assigned all of its right, title and interest in the Lease to Sublandlord, without the consent of Landlord; and

WHEREAS, Sublandlord wishes to sublet to Subtenant the Premises pursuant to the Lease, and Subtenant wishes to sublet same from Sublandlord.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby mutually covenanted and agreed as follows:

1.  Sublease of Space. Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublandlord and assumes all of the obligations with respect to the tenant under the Lease.

2.  Term of Sublease. The Premises shall be subleased for a term commencing on the date hereof (the “Commencement Date”), and ending at 11:59 p.m. on June 30, 2023, subject to the provisions of paragraph 3 hereof.

3.  Renewal Options.

(a) Provided Subtenant is not in default hereunder beyond the expiration of any applicable notice and cure period, either at the time of the exercise of the option or at the commencement of the applicable renewal term, Subtenant shall have two (2) options to renew this Sublease by delivering written notice of the exercise thereof as provided below. All of the terms and conditions of this Sublease shall apply during any such renewal term, except that Subtenant shall have no further right to extend the term of this Sublease following the Second Renewal Term (as defined below).

(b) The first renewal term (the “First Renewal Term”) shall be for a period of one (1) year, commencing on July 1, 2023 and ending at 11:59 p.m. on June 30, 2024. If Subtenant has not provided notice to Sublandlord and Landlord (the “First Renewal Notice”) on or before December 31, 2022 that Subtenant shall not exercise its option to renew for the First Renewal Term, Subtenant shall be deemed to have exercised its option to renew the term of the Sublease for the First Renewal Term.

(c) Provided Subtenant exercised its right to the First Renewal Term, as provided herein, the second renewal term (the “Second Renewal Term”) shall be for a period of one (1) year, commencing on July 1, 2024 and ending at 11:59 p.m. on June 29, 2025. If Subtenant has not provided notice to Sublandlord and Landlord (the “Second Renewal Notice”) on or before December 31, 2023 that Subtenant shall not exercise its option to renew for the Second Renewal Term, Subtenant shall be deemed to have exercised its option to renew the term of the Sublease for the Second Renewal Term.

4.  Sublease Rent.

(a) Subtenant shall pay to Landlord during the initial term hereof annual Base Rent in the amount set forth as the Base Rent in the Lease with respect to the applicable portion of the term of this Sublease. In addition to the Base Rent, Subtenant shall pay to Landlord, as additional rent, in equal monthly installments during the entire term of this Sublease, all additional rents (including but not limited to Real Estate Taxes, water and sewer charges, and the Insurance Cost, “Additional Rent”) (the Base Rent and Additional Rent, in the aggregate, the “Rent”) required to be paid by Tenant under the Lease. Subtenant shall pay the Rent at the times and in the manner provided in the Lease to Landlord, without counterclaim, setoff or deduction and without any previous demand therefor. Sublandlord irrevocably (i) waives its right to collect Subtenant’s Rent hereunder and hereby authorizes Subtenant to pay all Rent required hereunder or due under the Lease directly to Landlord, and (ii) assigns all rights as Sublandlord, including but not limited to, the collection of Rent, from Subtenant to Landlord. By its consent to this Sublease, Landlord agrees to accept payment of all Rent required hereunder directly from Subtenant and authorizes all payments of Rent required hereunder to be made by way of automatic monthly electronic transfer from an account designated by Subtenant to an account designated by Landlord.

(b) Sublandlord and Subtenant acknowledge and agree that, as of the date hereof, Sublandlord is in material default of the Lease and owes Landlord the sum of $1,281,629.34 (the “Amount Due”), which Amount Due does not include interest and penalties (“Interest/Penalties”), to which Landlord reserves all rights in the event the obligations included herein are not satisfied or in the event of a default under the Lease. Sublandlord and Subtenant consent irrevocably to the withdrawal by Landlord of the entire security deposited pursuant to the Lease and being held by Landlord, which as of the date hereof is the sum of $163,565.29 (the “Current Security”). The Current Security will be applied to the Amount Due, resulting in a net amount due from Subtenant to Landlord (but without including Interest/Penalties), of $1,118,064.05 (the resulting sum being referred to herein as the “Past Due Rent”). In addition to the Rent, Subtenant shall pay to Landlord the Past Due Rent (without including Interest/Penalties) in thirty-six (36) equal monthly installments, commencing upon the Commencement Date, of $31,057.33 per month. Subtenant expressly acknowledges and agrees that Landlord and Sublandlord would not enter into this Sublease but for Subtenant’s assumption of the obligation to repay the Past Due Rent as provided herein.

(c) If Subtenant’s First Renewal Notice or Second Renewal Notice indicates that Subtenant is not exercising its option for the First Renewal Term or the Second Renewal Term, respectively, then such First Renewal Notice or the Second Renewal Notice shall be accompanied by a check made payable to Landlord in the sum equal to the lesser of $600,000.00 and the Past Due Rent as of the expiration date of the then-current term, together with a check for any Rent due.

(d) In the event that either option is not exercised by Subtenant, Sublandlord shall be responsible for the payment of all Rent due under the Lease and the Interest/Penalties and, in the event of Sublandlord’s default, Landlord reserves the right to charge interest (as set forth in the Lease) retroactive to the date any monies were due from Sublandlord to Landlord, together with penalties and any end of term expenses, as provided under the terms and conditions of the Lease.

5.  No Interference. Sublandlord covenants that, on Subtenant’s payment of the Rent and performance of the covenants and conditions in the Sublease and the Lease, Sublandlord shall do nothing to interfere with Subtenant’s peaceful and quiet enjoyment of the Premises for the term.

6.  Alterations. Subtenant shall not make any alterations whatsoever or undertake any construction whatsoever in the Premises without the consent of Landlord (which may be withheld in Landlord’s sole discretion). All alterations shall be subject to provisions of the Lease. Landlord’s review of Subtenant’s plans and specifications for any alterations shall not constitute an assumption of any responsibility by Landlord for their accuracy or sufficiency, shall in no event create an express or implied confirmation that Subtenant’s plans and specifications have been prepared in accordance with the requirements of applicable laws, codes, ordinances and regulations, shall be at Subtenant’s sole cost and expense and Subtenant shall be solely responsible with respect to all necessary compliance with laws, codes, ordinances and regulations.

7.  Lease Terms.

(a) Subtenant accepts this Sublease subject to and hereby assumes all the terms, covenants, conditions and agreements contained in the Lease to be performed by Sublandlord, except to the extent specifically superseded hereunder. A copy of the Lease and the Guaranties are set forth on Exhibit A attached hereto and made a part hereof, and such Lease and Guaranties are incorporated herein by this reference.

(b) All of the rights and obligations contained in the Lease conferred and imposed upon Sublandlord, except as otherwise provided herein, are hereby conferred and imposed upon Subtenant with respect to the Premises; however, it shall be understood and agreed that Sublandlord shall be obligated to perform the obligations of the tenant under the Lease. Landlord and Sublandlord agree that Subtenant shall reasonably cooperate and take appropriate action in obtaining Landlord’s performance of its covenants and obligations under the Lease.

(c) All liability insurance maintained by Subtenant pursuant to Article 48 of the Lease, in addition to providing the required endorsement protecting and for the benefit of Landlord, including but not limited to naming the Landlord as an additional insured, shall also contain a contract liability endorsement protecting and for the benefit of Sublandlord. Subtenant shall indemnify and save harmless Sublandlord and its contractors, agents, officers and employees to the same extent as Subtenant’s obligation to indemnify and save harmless Landlord as required by Article 79 of the Lease.

8.  Lease Termination. If for any reason the Lease expires or is terminated prior to the expiration of the term of this Sublease, either by its terms or by Landlord, whether pursuant to any termination rights therein reserved or therein granted to either of said parties or otherwise, then, on the termination date of the Lease, this Sublease and the term hereof shall automatically terminate with the same force and effect as though such termination date were the date herein fixed for the expiration of the term and Sublandlord shall not be liable to Subtenant by reason thereof.

9.  Utilities. Neither Landlord nor Sublandlord shall be liable in any way to Subtenant for any loss, damage or expense which Subtenant may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available to the Premises nor for any interruption in the supply of any utilities.

10.  Deleted prior to execution.

11.  Assignment and Subletting. Subtenant shall not assign, mortgage or encumber this Sublease or sublet or suffer or permit the Premises or any part thereof to be used by others without the written consent of Landlord, which may be withheld in its sole discretion. In no event shall any assignment or subletting relieve Sublandlord or Subtenant of liability and responsibility to Landlord.

12.  End of Term. Notwithstanding anything herein to the contrary, Subtenant shall surrender possession of the Premises to Sublandlord and Landlord on or before the expiration date of the term hereof in the condition required pursuant to the terms of the Lease, failing which Subtenant shall be deemed to have held over and, in addition to all other damages and remedies to which Landlord may be entitled for holding over, Subtenant shall pay an agreed upon monthly use and occupancy charge (without proration for any partial month of holding over) equal to two hundred percent (200%) of the sum of Rent payable by Subtenant with respect to the last month of the term, which monthly use and occupancy charge shall be payable in advance on the first day of each month. The provisions of this Section shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided in the Lease or herein, at law, in equity or otherwise. If Subtenant so fails to surrender possession of the Premises to Landlord on or before the expiration date of the term hereof in the condition required pursuant to the terms of the Lease, Subtenant shall also protect, defend, indemnify and hold (i) Landlord harmless from all loss, costs (including, without limitation, reasonable attorneys’ fees and court costs) and liability resulting from such failure, and (ii) Sublandlord harmless from all loss, costs (including, without limitation, reasonable attorneys’ fees and court costs), including any liability of Sublandlord to Landlord on account thereof.

13.  Brokers. Sublandlord and Subtenant represent to the other that in the negotiation of this Sublease it has not dealt with any broker. Sublandlord and Subtenant shall each indemnify and hold the other party and Landlord harmless from and against any and all claims, causes of action, judgments, costs and expenses, including reasonable attorneys’ fees, arising out of or by reason of its respective breach of the foregoing representation.

14. Notices. All notices, consents, approvals, demands, requests and other communications (collectively, “notices” and individually, a “notice”) which are required or desired to be given by either party to the other shall be in writing. All notices by either party to the other party(ies) shall be sent by overnight mail, addressed to the other party at its address set forth below, or to such address or at such other address as it may from time to time designate in a notice to the other party. Copies of notices shall also be given in the same manner to such other person or addresses as the party giving such notice shall have been previously notified from time to time by the party to whom such notice is given. Notices which are given in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder on the next business day following the date such notice was sent and notices to counsel for Sublandlord or Subtenant shall be deemed to be notice to Sublandlord and Subtenant, respectively. The addresses of the parties are:

If to Sublandlord:

VisionMark, LLC

8 Laurel Drive

Sherman, CT 06784

Attention: Sandy Marks

With a copy to:

Seyfarth Shaw LLP

620 Eighth Avenue

New York, NY 10018

Attention: Cynthia J. Mitchell, Esq.

If to Subtenant:

MunnWorks Inc.

c/o SteriLumen, LLC

150 N. Macquesten Pkwy.

Mount Vernon, NY 10550

Attention: Max Munn

With a copy to:

Bryan Cave Leighton Paisner LLP

One Atlantic Center, Fourteenth Floor

1201 W. Peachtree Street, NW

Atlanta, GA 30309-3488

Attention: Terrence A. Childers, Esq.

If to Landlord:

Randolph Associates

60 East 56th Street, 11th Floor

New York, New York 10022

Attention: Robert Zirinsky

With a copy to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Shira Nadich Levin, Esq.

If to Chiriac:

Michael Chiriac

69-14 62nd Drive

Middle Village, NY 11379

With a copy to:

Seyfarth Shaw LLP

620 Eighth Avenue

New York, NY 10018

Attention: Cynthia J. Mitchell, Esq.

or to such other address or addresses as either party shall notify the other by notice under this Section. Notices shall be deemed to have been duly given upon receipt or rejection thereof.

15. Landlord Consent. Sublandlord and Subtenant agree that this Sublease is subject to approval by Landlord, pursuant to any Consent provided by Landlord.

16. Sublandlord Consent. Deleted prior to execution.

17. Guaranty. Subtenant shall provide Sublandlord and Landlord with a guaranty of Subtenant’s obligations under this Sublease in the form of the Guaranty of Sublease attached hereto as Exhibit B. The obligations of this Section 17 are a material consideration to Sublandlord and Landlord, without which Sublandlord and Landlord would not have entered into this Sublease.

18. Authority to Execute/Validity of Execution; Recitals. Sublandlord, Subtenant and Landlord hereby represent and warrant to each other that (i) the individual executing this Agreement on its behalf has full power and authority to bind it to the terms hereof, and (ii) the recitals set forth in this Sublease are an integral part of the terms and conditions of the Sublease.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

VISIONMARK, LLC, Sublandlord

By /s/ Sandy Marks
Name: Sandy Marks
Title: Manager

By /s/ Michael Chiriac, Sr.
Name: Michael Chiriac, Sr.
Title: Manager

MUNNWORKS, LLC, Subtenant

By: /s/ Max Munn
Name: Max Munn
Title: Chief Executive Officer

Consented and Agreed to (with respect to the provisions concerning the Guaranties):

/s/ Michael Chiriac

Michael Chiriac

Consented and Agreed to:

RANDOLPH ASSOCIATES, Landlord

By: /s/ Robert Zinisky

Name: Robert Zirinsky

Title: Partner

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EXHIBIT A

Lease and Guaranties
(attached)

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EXHIBIT B

Guaranty of Sublease

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